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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                         BEAR STEARNS CAPITAL TRUST III
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             (Exact name of registrant as specified in its charter)



          DELAWARE                                             13-7171664
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  (State of Incorporation)                                    (IRS Employer
                                                           Identification No.)



 245 PARK AVENUE, NEW YORK,                                       10167
          NEW YORK                                       -----------------------
----------------------------                                   (Zip Code)
   (Address of principal
     executive offices)

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   Securities to be registered pursuant to Section 12(b) of the Act:

      TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED
--------------------------------                --------------------------------

      Preferred Securities                           New York Stock Exchange

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   If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

   If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

   Securities Act registration statement file number to which this form relates:
333-66861; 333-66861-01

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   Securities to be registered pursuant to Section 12(g) of the Act:

      TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED
--------------------------------                --------------------------------

             None                                         Not Applicable


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

   The information called for by this Item is incorporated by reference to the Registrant's Registration Statement on Form S-3 (File Nos. 333-66861 and 333-66861-01) initially filed with the Securities and Exchange Commission on November 6, 1998, as it may be amended or supplemented from time to time (the "Securities Act Registration Statement"). The prospectus which forms a part of the Securities Act Registration Statement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

ITEM 2. EXHIBITS.

   4.1 Indenture, dated as of December 16, 1998, between The Bear Stearns Companies Inc. and The Chase Manhattan Bank, as Debenture Trustee (incorporated by reference to Exhibit 4.3 to the Form 8-K of The Bear Stearns Companies Inc. dated December 16, 1998.

   4.2 Form of Supplemental Indenture, to be entered into between The Bear Stearns Companies Inc. and The Chase Manhattan Bank, as Debenture Trustee (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 (File Nos. 333-66861 and 333-66861-01)).

   4.3 Certificate of Trust of Bear Stearns Capital Trust III (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (File Nos. 333-66861 and 333-66861-01)).

   4.4 Form of Amended and Restated Trust Agreement for Bear Stearns Capital Trust III among The Bear Stearns Companies Inc., as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrators named therein (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 (File Nos. 333-66861 and 333-66861-01)).

   4.5 Form of Preferred Security Certificate for Bear Stearns Capital Trust III (included in Exhibit 4.4).

   4.6 Form of Guarantee Agreement for Bear Stearns Capital Trust III between The Bear Stearns Companies Inc., as Guarantor and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (File Nos. 333-66861 and 333-66861-01)).


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                                    SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       BEAR STEARNS CAPITAL TRUST III

                                       By:  THE BEAR STEARNS COMPANIES INC., as
                                            Depositor


                                            By: /s/ Marshall J Levinson
                                                -------------------------------
                                                Name:   Marshall J Levinson
                                                Title:  Controller

Dated:  May 4, 2001

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